Exhibit(h)(13)(ii)

AMENDMENT TO THE PARTICIPATION AGREEMENT
AMONG PROTECTIVE LIFE INSURANCE COMPANY,
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.,
MORGAN STANLEY & CO. INCORPORATED,
MORGAN STANLEY INVESTMENT MANAGEMENT INC.

THIS AMENDMENT TO THE PARTICIPATION AGREEMENT (the “Amendment”) is made as of this 15th day of April, 2023 by and between MORGAN STANLEY VARIABLE INSURANCE FUND, INC. (formerly known as The Universal Institutional Funds, Inc.) (the “Fund”), MORGAN STANLEY & CO. INCORPORATED (the “Underwriter”), MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the “Adviser”), and PROTECTIVE LIFE INSURANCE COMPANY, (the “Company”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Fund, Underwriter, Adviser and Company are parties to a certain Participation Agreement dated May 1, 2003, as amended (the “Agreement”), in which the Company offers to the public certain variable annuity contracts and variable life insurance contracts; and

WHEREAS, the parties desire to amend the Agreement to update the portfolios in Schedule B; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.
Schedule B of the Agreement is hereby deleted in its entirety and replaced with Schedule B attached hereto.
2.
Other Terms. Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the Parties to this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

MORGAN STANLEY VARIABLE INSURANCE FUND, INC.

By:  /s/ John H. Gernon

Name:  John H. Gernon

Title:  President & Principal Executive Officer

Date:  April 10, 2023

MORGAN STANLEY DISTRIBUTION, INC.

By: /s/ Brian Taranto

Name:  Brian Taranto

Title:  Managing Director

Date:  April 10, 2023

                                                 MORGAN STANLEY INVESTMENT MANAGEMENT INC.

     By:  /s/ Anton Kuzmanov

     Name:  Anton Kuzmanov

     Title:  Director and Managing Director

     Date:  April 10, 2023

PROTECTIVE LIFE INSURANCE COMPANY

By:  /s/ Steve Cramer

Name:  Steve Cramer

Title:  Chief Product Officer – Retirement Division

Date:  April 7, 2023

SCHEDULE B

PORTFOLIOS OF MORGAN STANLEY VARIABLE INSURANCE FUND, INC.
AVAILABLE UNDER THIS AGREEMENT

Class I and Class II shares, as applicable, of any Portfolios which are available and open to new investors on or after the effective date of this Agreement, or as otherwise permitted under a Portfolio’s then-current prospectus, shall be available for purchase under the Agreement.